EXHIBIT 99.1

Stony Hill Enters into Asset Purchase Agreement with mCig

Los Angeles, CA - ACCESSWIRE

February 27th, 2017

Stony Hill Corp. (OTCQB: STNY), a diversified company focused on the cannabis industry, announced today that it has entered into an asset purchase agreement with mCig., Inc. (OTCQB:MCIG) The parties have entered into an asset purchase agreement for the purpose of pursuing mutually beneficial business opportunities in the Cannabidiol (CBD) Industry.

Pursuant to the terms of the agreement, mCig, Inc. will sell the VitaCBD brand to Stony Hill Corp., in exchange for total consideration of $850,000 in cash and common stock, and a 20% stake in VitaCBD, LLC, a subsidiary of STNY.

Paul Rosenberg, President and CEO of mCig, Inc. commented, “MCIG has worked diligently to build the VitaCBD product line, but recognizes the need for a strategic partner to assist in branding and marketing of the product line. After months of discussions and negotiations, we believe we have found that partner with Stony Hill. We are very bullish on the future revenue potential of VitaCBD and its ability to create value for our company and its shareholders.”

VitaCBD is a highly dedicated group devoted to engineering the purest hemp derived products available. Both hemp and cannabis contain dozens of cannabinoids, naturally occurring chemical compounds, but it is cannabidiol (CBD), in particular that offers the potential for health and therapeutic benefits without the high. Hemp plants typically contain elevated levels of health-enhancing CBD, but by definition contain only trace levels of THC. This makes the hemp plant attractive to those seeking its potential health benefits as part of an antioxidant-rich lifestyle.

Chris Bridges, President of Stony Hill stated, “This transaction will expand the Stony Hill platform of products and accelerate its growth strategy in the industry. Stony Hill and mCig will have a synergistic relationship, combining management and personnel with a dedicated focus on the promotion and deployment of the VitaCBD brand. We are excited to have mCig as a strategic partner and a shareholder in Stony Hill."

About Stony Hill Corp.

Stony Hill Corp. (www.stonyhillcorp.com) is a diversified company focused on multiples areas of the cannabis, hemp and CBD industry. The Company is focused on select investment, branding, real estate, and partnership opportunities in the recreational, health and wellness, nutraceutical, and media industries.

Stony Hill has several strategic partnerships currently in place and is actively pursuing additional partnerships and other strategic growth opportunities.

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Safe Harbor Statement

Forward-Looking Statements Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as the development and protection of our brands and other intellectual property, the need to raise capital to meet business requirements, significant fluctuations in marketing expenses and ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of its products and services, as well as the introduction of competing products, or management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and other information that may be detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Stony Hill Corp.

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